EXHIBIT 10.24

                                      SEPARATION AGREEMENT


                                  DATED AS OF JANUARY 16, 1998


                                             BETWEEN


                                 STYLING TECHNOLOGY CORPORATION


                                               AND


                                       THOMAS M. CLIFFORD

                              SEPARATION AGREEMENT


         SEPARATION AGREEMENT effective as of the 16th day of January 1998 by and between STYLING TECHNOLOGY CORPORATION, a Delaware corporation ("Company"), and THOMAS M. CLIFFORD ("Clifford").

         Clifford currently serves as President of Company pursuant to the terms of an Employment Agreement dated September 19, 1996 (the "Employment Agreement"). In addition, Clifford serves as a director of Company. Company and Clifford also are parties to a Stock Option Agreement dated June 29, 1995 (the "Stock Option Agreement").

         Clifford and Company have determined to terminate their relationship and the terms of the Employment Agreement and to modify the Stock Option Agreement on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. TERMINATION OF EMPLOYMENT AGREEMENT. Effective as of the date of this Agreement, the Employment Agreement is cancelled and terminated in its entirety, except for (a) the provisions of Section 5(d) relating to Confidential Information, and (b) the provisions of Section 5(e) relating to the Return of Books and Papers, each of which Company and Clifford agree shall remain in full force and effect.

         2. RESIGNATION AS OFFICER, DIRECTOR, AND EMPLOYEE. Clifford hereby resigns as an officer, director, and employee of Company and each affiliate of Company, and Company hereby accepts such resignation on behalf of itself and its affiliates, such resignation and acceptance to be effective as of the date of this Agreement. Until June 30, 1998, Clifford shall remain a consultant of Company and his responsibilities shall be limited to specific transactional activities of an executive nature reasonably requested by Company from time to time related primarily to potential acquisitions. Clifford may, at his option, provide such consulting services from his house. Clifford will report to and receive instructions from the Chief Executive Officer and Chief Financial Officer of Company.

         3. PAYMENT AMOUNTS. Between the date of this Agreement and June 30, 1998, so long as Clifford does not accept employment from another company, Company shall pay to Clifford an amount equal to $75,000 payable in accordance with the following schedule: (a) $5,000 on January 31, 1998, (b) $10,000 on February 28, 1998, (c) $10,000 on March 31, 1998, (d) $10,000 on April 30, 1998,
(e) $10,000 on May 30, 1998, and (f) $30,000 on June 30, 1998. Such amount shall be in lieu of all payments that otherwise would be payable under the Employment Agreement. All payments of this amount shall be made after deducting all applicable federal and state payroll, FICA, unemployment, and other taxes.

Company shall reimburse Clifford for all reasonable travel and entertainment expenses and other ordinary and necessary business expenses incurred by Clifford in connection with the business of Company and the performance of Clifford's consulting services under paragraph 2 of this Agreement; provided, however, that Clifford shall not incur such expenses without prior written authorization from Company. The term "business expenses" shall not include any item not deductible by Company for federal income tax purposes.

         4. STOCK OPTIONS. The Stock Option Agreement is hereby modified so that it covers a total of 90,000 shares of Common Stock of Company (the "Revised Option Shares"), with the remaining 71,571 shares originally covered by the Stock Option Agreement being immediately cancelled. Of the Revised Option Shares, 81,000 shares shall vest immediately and 9,000 shares shall vest on January 16, 1999, so long as Clifford has fulfilled his obligations under paragraph 5 below for a period of one year from the date of this Agreement. The form of notice to be given to Company by Clifford upon exercise of his options is attached as Exhibit A. With respect to the number of Revised Option Shares, the aggregate number of shares and the price per share shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of stock of Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in the number of such shares effected without Company's receipt of consideration therefor in money, services, or property. Company shall file a Registration Statement with the Securities and Exchange Commission covering the Revised Option Shares on or before February 28, 1998 and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable and thereafter to be available for two years from the date of this Agreement, subject only to any lock-up period reasonably requested of him by investment bankers with respect to the Revised Option Shares in connection with an underwritten public offering by Company. Company represents and warrants to Clifford that it is not currently discussing pursuing an underwritten public offering with any investment bankers that would require Clifford to enter into a lock-up agreement.

         5. NON-DISPARAGEMENT. Neither party hereto shall publicly disparage the other party hereto or any of the other party's directors, officers, employees, agents, representatives, family members, heirs, successors, or assigns, or take any action that might reasonably be expected to cause any adverse publicity or embarrassment to any of such persons or to otherwise injure or impair the business, reputation or prospects of any such person; provided, however, each party shall be free to communicate with any such person regarding the other party (when requested to do so by such person) so long as the contents of such discussion are truthfully accurate and constitute public knowledge otherwise than as a result of disclosures made by the party making such communication. Company and Clifford agree to the form and content of the press release attached hereto. Company also may make appropriate industry announcements consistent with the contents of the press release attached hereto but will furnish copies thereof to Clifford prior to their release.

         6. MUTUAL RELEASE. Except for those obligations set forth in this Agreement, Company hereby releases Clifford and Clifford hereby releases

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

Company from any and all actions, causes of action, suits, debts, controversies, contracts, agreements, promises, and claims (collectively, "claims"), of every nature, character, and description, in law or in equity, known or unknown, which they own or hold, or have at any time heretofore owned or held, or which they hereafter can, shall, or may own or hold against the other, and each of them, arising out of or relating to any acts or omissions occurring on or before the date of this Agreement, including, but not limited to, any and all claims arising out of or in any way related to the employment of Clifford by Company, or the termination of said employment, or the directorship of Clifford with Company, or the ownership of Clifford of any shares of or options to purchase shares of the common stock of Company. As used in this paragraph, Company shall include all subsidiaries, affiliates, directors, officers, attorneys, and agents of Company, and their respective heirs, executors, administrators, successors, and assigns, and as used in this paragraph, Clifford shall include his heirs, executors, administrators, attorneys, agents, successors, assigns, and each of them. In light of the intention of Company and Clifford that this release extend to any and all claims of any kind, each of them expressly waives any and all rights under California Civil Code Section 1542, to the extent it may apply, which statute states as follows:

           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         7.    MISCELLANEOUS.

               (a)   NOTICES.   All   notices,  requests,  demands  and  other
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) if personally delivered, on the date of delivery, (ii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, or (iii) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                             (i)   If to Company:
                                   2390 East  Camelback  Road
                                   Suite 435
                                   Phoenix, Arizona 85016
                                   Attention: Secretary

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



                                   with a copy to:

                                   O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.
                                   One East Camelback Road
                                   Suite 1100
                                   Phoenix, Arizona 85012
                                   Attention: Robert S. Kant, Esq.

                              (ii) If to Clifford:
                                   4618 Winnetka Avenue
                                   Woodland Hills, California 91634

                                   with a copy to:

                                   Rutter Hobbs & Davidoff Incorporated
                                   1900 Avenue of the Stars
                                   Suite 2700
                                   Los Angeles, California 90067-3401
                                   Attention: Joel Weinstein, Esq.


Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

               (b) INDULGENCES; WAIVERS. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

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

               (c) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any Delaware or other conflict- of-interest provisions to the contrary.

               (d) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

               (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against each party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

               (f)  ENTIRE  AGREEMENT. This  Agreement   contains   the   entire
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

               (g) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               (h) GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

               (i) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

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

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           STYLING TECHNOLOGY CORPORATION


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Its:
                                               ---------------------------------


                                           -------------------------------------
                                           Thomas M. Clifford



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